WidePoint Reports Third Quarter 2023 Financial Results

Fairfax, VA – November 14, 2023 – WidePoint Corporation (NYSE American: WYY), the innovative technology Managed Solution Provider (MSP) specializing in Identity & Access Management (IAM), Telecommunications and Managed Mobility Services (MMS), Analytics & Billing as a Service (ABaaS), and IT as a Service (ITaaS), reported results for the third quarter ended September 30, 2023.

Third Quarter 2023 and Recent Operational Highlights:

- Awarded a new three-year, $1.7 million Identity & Access Management contract to provide IAM solutions to an agency of the U.S. Department of Transportation.
- Attained positive Adjusted EBITDA for the 25th consecutive quarter and expect free cash flow to surpass 2022 figures by $3.5 million.
- Awarded a new 5-year $3.2 million managed mobility services (MMS) contract by the Federal Communications Commission.
- Won recompete of a 5-year Managed Mobility Services contract from an agency within the Health and Human Services valued at $2.5 million.
- Won recompete of 3-year digital billing and analytics contract with British Telecom valued at $1.5 million.
- A component within the U.S. Department of Homeland Security exercised a 1-year option for managed mobility services valued at $9.8 million.
- Total of $24.4 million in contract awards, renewals and expansions in Q3.

Third Quarter 2023 Financial Highlights:

- Revenues were $25.7 million, a 2% increase from the same quarter last year
- Gross margin was 15%, and gross margin excluding carrier services revenue was 37%
- Net loss totaled $921,100, or a loss of $(0.10) per diluted share
- Adjusted EBITDA, a non-GAAP financial measure, was $226,500
- As of September 30, 2023, cash and cash equivalents equaled $8.5 million

Nine Month 2023 Financial Highlights:

- Revenues were $77.8 million, a 10% increase from the same period last year
- Gross margin was 15%, and gross margin excluding carrier services revenue was 34%
- Net loss totaled $2.7 million, or a loss of $(0.31) per diluted share
- Adjusted EBITDA, a non-GAAP financial measure, was $363,000

Management Commentary

"We are pleased to announce that we have attained positive Adjusted EBITDA for the 25th consecutive quarter and expect free cash flow to surpass 2022 figures by an impressive $3.5 million, both underscoring our unwavering commitment to prudent financial stewardship and operational resilience," said WidePoint CEO, Jin Kang. "With the majority of our capital investments having been made, we've begun to see early signs of success with our sales and marketing initiatives and anticipate our growth engine to be activated at scale the end of this year and early next. This has also led us to believe that we will hit our revenue guidance range of $103 million to $108 million. As we continue to navigate a dynamic market environment, our focus remains on staying adaptable, delivering value to shareholders, and capitalizing on the multitude of opportunities that come ahead."

Third Quarter 2023 Financial Summary

(In millions except per share amounts)	SEPTEMBER 30, 2023	2022
	(Unaudited)	
REVENUES	$ 25.7	$ 25.3
GROSS PROFIT	3.9	3.8
GROSS PROFIT %	15%	15%
OPERATING EXPENSES	4.7	4.4
LOSS FROM OPERATIONS	(0.8)	(0.6)
EARNINGS PER SHARE, BASIC AND DILUTED	$ (0.10)	$ (0.06)
EBITDA	(0.078)	0.037
Adjusted EBITDA	0.227	0.152

Nine-Month 2023 Financial Summary

(In millions except per share amounts)	SEPTEMBER 30, 2023	2022
	(Unaudited)	
REVENUES	$ 77.8	$ 70.8
GROSS PROFIT	11.6	11.0
GROSS PROFIT %	15%	16%
OPERATING EXPENSES	14.1	29.9
LOSS FROM OPERATIONS	(2.4)	(18.9)
EARNINGS PER SHARE, BASIC AND DILUTED	$ (0.31)	$ (1.68)
EBITDA	(0.172)	(16.159)
Adjusted EBITDA	0.363	0.502

Conference Call

WidePoint's management will host the conference call today (November 14, 2023) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

U.S. dial-in number: 888-506-0062
International number: 973-528-0011
Access Code: 718986

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company's website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Tuesday, November 28, 2023.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 49372

About WidePoint
WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Analytics & Billing as a Service (ABaaS). For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)	
NET LOSS	$ (921,100)	$ (540,900)	$ (2,714,700)	$ (14,693,000)
Adjustments to reconcile net income to EBITDA:				
Depreciation and amortization	788,100	639,100	2,328,200	1,772,000
Income tax provision (benefit)	13,300	(118,200)	68,400	(3,410,100)
Interest income	(27,700)	(6,400)	(39,100)	(17,100)
Interest expense	69,100	62,900	184,800	189,200
EBITDA	$ (78,300)	$ 36,500	$ (172,400)	$ (16,159,000)
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:				
Loss on factoring of receivables	5,000	-		
Impairment charge	-	-	-	16,277,000
Stock-based compensation expense	299,800	115,200	535,400	384,300
Adjusted EBITDA	$ 226,500	$ 151,700	$ 363,000	$ 502,300

WidePoint uses Adjusted EBITDA as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, and (iv) Impairment charges. Adjusted EBITDA excludes certain amounts included in EBITDA. WidePoint is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, WidePoint does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, WidePoint is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP).

Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of supply chain issues; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to access sufficient financing on acceptable terms given the tightening credit markets due to the current banking environment; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expand scope of services on existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to identify potential acquisition targets and close such acquisitions; our ability to successfully integrate acquired businesses with our existing operations; our ability to maintain a sufficient level of inventory necessary to meet our customers demand due to supply shortage and pricing; our ability to retain key personnel; our ability to mitigate the impact of increases in interest rates; the impact of increasingly volatile public equity markets on our market capitalization; the impact and outcome of negotiations around the Federal debt ceiling; our ability to mitigate the impact of inflation; and The risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WidePoint Investor Relations:
Gateway Group, Inc.
Matt Glover or John Yi
949-574-3860
WYY@gateway-grp.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30, 2023	DECEMBER 31, 2022
	(Unaudited)	
ASSETS		
CURRENT ASSETS		
Cash	$ 8,458,048	$ 7,530,864
Accounts receivable, net of allowance for credit losses of $72,398 and $51,666, respectively	8,911,875	9,277,109
Unbilled accounts receivable	9,956,194	10,244,101
Other current assets	1,402,845	935,978
Total current assets	28,728,962	27,988,052
NONCURRENT ASSETS		
Property and equipment, net	857,867	978,218
Lease right of use asset, net	4,215,558	4,723,899
Intangible assets, net	7,133,845	7,398,160
Goodwill	5,811,578	5,811,578
Deferred tax assets, net	85,888	86,909
Other long-term assets	1,556,995	2,025,845
Total assets	$ 48,390,693	$ 49,012,661
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 13,855,297	$ 12,515,081
Accrued expenses	10,624,832	11,327,269
Current portion of deferred revenue	2,209,524	1,704,933
Current portion of lease liabilities	626,955	596,529
Total current liabilities	27,316,608	26,143,812
NONCURRENT LIABILITIES		
Lease liabilities, net of current portion	4,298,076	4,745,909
Contingent consideration	6,900	6,900
Deferred revenue, net of current portion	1,208,293	364,837
Total liabilities	32,829,877	31,261,458
Commitments and contingencies (Note 16)	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 8,893,220 and 8,725,476 shares issued and outstanding, respectively	8,894	8,726
Additional paid-in capital	101,725,806	101,194,185
Accumulated other comprehensive loss	(357,744)	(350,234)
Accumulated deficit	(85,816,140)	(83,101,474)
Total stockholders' equity	15,560,816	17,751,203
Total liabilities and stockholders' equity	$ 48,390,693	$ 49,012,661

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2023	2022	**2023**	2022
	(Unaudited)			
REVENUES	**$ 25,733,657**	$ 25,271,572	**$ 77,770,195**	$ 70,765,353
COST OF REVENUES (including amortization and depreciation of $528,298, $366,885, $1,538,883, and $961,341, respectively)	**21,838,836**	21,472,120	**66,155,797**	59,749,532
GROSS PROFIT	**3,894,821**	3,799,452	**11,614,398**	11,015,821
OPERATING EXPENSES				
Sales and marketing	**490,037**	527,726	**1,553,887**	1,665,518
General and administrative expenses (including share-based compensation of $276,570, $115,141, $235,570 and $269,126, respectively	**3,977,709**	3,595,145	**11,719,042**	11,157,690
Goodwill impairment	**-**	-	**-**	16,277,000
Depreciation and amortization	**259,804**	272,203	**789,331**	810,652
Total operating expenses	**4,727,550**	4,395,074	**14,062,260**	29,910,860
LOSS FROM OPERATIONS	**(832,729)**	(595,622)	**(2,447,862)**	(18,895,039)
OTHER INCOME (EXPENSE)				
Interest income	**27,681**	6,398	**39,122**	17,126
Interest expense	**(69,095)**	(62,841)	**(184,783)**	(189,188)
Other (expense) income, net	**(33,663)**	(6,999)	**(52,721)**	964,004
Total other income (expense), net	**(75,077)**	(63,442)	**(198,382)**	791,942
LOSS BEFORE INCOME TAX PROVISION (BENEFIT)	**(907,806)**	(659,064)	**(2,646,244)**	(18,103,097)
INCOME TAX PROVISION (BENEFIT)	**13,308**	(118,181)	**68,422**	(3,410,108)
NET LOSS	**$ (921,114)**	$ (540,883)	**$ (2,714,666)**	$ (14,692,989)
EARNINGS PER SHARE, BASIC AND DILUTED	**$ (0.10)**	$ (0.06)	**$ (0.31)**	$ (1.68)
WEIGHTED-AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED	**8,893,220**	8,725,476	**8,809,644**	8,734,471